UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 10/28/2015

UMB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 0-4887

MO	43-0903811
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1010 Grand Blvd., Kansas City, MO 64106

(Address of principal executive offices, including zip code)

(816) 860-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act ( 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Director; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Peter J. deSilva has announced that he will depart UMB Financial Corporation (the “Company”) on January 6, 2016.

In the meantime, Mr. deSilva will continue to serve as Vice Chairman of UMB Bank, National Association. He has resigned as a member of the Board of Directors of the Company and as President and Chief Operating Officer of the Company effective November 2, 2015.

J. Mariner Kemper—who currently serves as Chairman of the Board and Chief Executive Officer of the Company—has been appointed President of the Company as well effective November 2, 2015.

Biographical, compensation, and other information about Mr. Kemper is set forth in (1) the Company’s Proxy Statement for its 2015 Annual Meeting of Shareholders, as filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2015, and (2) the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on February 27, 2015. That information is incorporated here by reference.

Item 7.01 Regulation FD Disclosure

The information provided under Item 7.01 of this Current Report on Form 8-K is being furnished and is not deemed to be “filed” with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

On November 2, 2015, the Company issued a press release announcing the leadership changes described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is attached to this Current Report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Press release announcing leadership changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORPORATION

By:	/s/ Michael D. Hagedorn
Michael D. Hagedorn
Vice Chairman and
Chief Financial Officer

Date: November 2, 2015